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                               CONSENT OF COUNSEL

                                 AIM SUMMIT FUND


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services -- Other Service Providers -- Counsel to the Trust" in the Statement of Additional Information for the retail classes of AIM Summit Fund, which are included in Post-Effective Amendment No. 39 to the Registration Statement under the Securities Act of 1933, as amended (No. 002-76909), and Amendment No. 40 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-03443), on Form N-1A of AIM Summit Fund.




                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP



Philadelphia, Pennsylvania
February 5, 2008